                                                                     Exhibit 4.4

                              FORM OF GLOBAL NOTE


THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF CEDE & CO./KREDIETBANK S.A. LUXEMBOURGEOISE OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.07 OF THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC")/EUROCLEAR SYSTEM OR CEDELBANK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER OR EXCHANGE, OR FOR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO./KREDIETBANK S.A. LUXEMBOURGEOISE OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC/EUROCLEAR SYSTEM OR CEDELBANK (AND ANY PAYMENT IS MADE TO CEDE & CO./KREDIETBANK S.A. LUXEMBOURGEOISE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC/EUROCLEAR SYSTEM OR CEDELBANK) ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO./KREDIETBANK S.A. LUXEMBOURGEOISE, HAS AN INTEREST HEREIN.


                                  PSINET INC.

                          10 1/2% SENIOR NOTE DUE 2006

               CUSIP  No(s). / ISIN  No(s). / Common Code  No(s).


                             No. __________  $/EURO


          PSINET INC., a New York corporation (herein called the "Company," which term includes any successor Person under the Indenture), for value received, hereby promises to pay to _____________ or registered assigns, the principal sum of _______________ United States Dollars/Euro on December 1, 2006, at the office or agency of the Company referred to below, and to pay interest thereon from December 2, 1999, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on June 1 and December 1 in each year, commencing June 1, 2000 at the rate of 10 1/2% per annum, in United

States Dollars/Euros, until the principal hereof is paid or duly provided for; provided that to the extent interest has not been paid or duly provided for with respect to the Note exchanged for this Note, interest on this Note shall accrue from the most recent Interest Payment Date to which interest on the Initial Note which was exchanged for this Initial Note has been paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or any Predecessor Note) is registered at the close of business on the "Regular Record Date" for such interest, which shall be the November 15 or May 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such Defaulted Interest at the interest rate borne by this Note, to the extent lawful, shall, as provided in the Indenture, be paid to the Person in whose name this Note (or any Predecessor
Note) is registered at the close of business on the "Special Record Date" for such Defaulted Interest, such date to be fixed by the Company in a manner satisfactory to the Trustee, notice whereof shall be given to Holders of Notes not less than 15 days prior to such Special Record Date.

          Payment of the principal of, and interest on, this Note, and exchange or transfer of the Note, will be made at the office or agency of the Company in the City of New York/Luxembourg maintained for such purpose (which initially will be the Trustee c/o Harris Trust Company of New York, 77 Water Street, New York, NY 10005/Kredietbank S.A. Luxembourgeoise, 43, Boulevard Royal, L-2955 Luxembourg), or at such other office or agency as may be maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Register, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America in the case of Notes issued in U.S. Dollars/the European Union in the case of Notes issued in Euros as at the time of payment is legal tender for payment of public and private debts.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized signer, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.
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                                      -3-

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.


                                  PSINET INC.


                                  By:
                                  Title:

Attest:



Authorized Officer

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION



          This is one of the 10 1/2% Senior Notes due 2006 referred to in the within-mentioned Indenture.


                                          WILMINGTON TRUST COMPANY
                                            as Trustee


                                           By:
                                                  Authorized Signer


Dated:
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                                      -5-

                       OPTION OF HOLDER TO ELECT PURCHASE



          If you wish to have this Note purchased by the Company pursuant to
Section 10.12 or Section 10.14, as applicable, of the Indenture, check the Box:
[_].

          If you wish to have a portion of this Note purchased by the Company pursuant to Section 10.12 or Section 10.14, as applicable, of the Indenture, state the amount (in original principal amount): $/Euro.


Date:                         Your Signature:


(Sign exactly as your name appears on the other side of this Note)


Signature Guarantee:


[If applicable, signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]
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                                      -6-

                              REVERSE SIDE OF NOTE

                                  PSINET INC.

                          10 1/2% Senior Note due 2006

          This Note is one of a duly authorized issue of Notes of the Company designated as its 10 1/2% Senior Notes due 2006 (herein called the "Notes"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $600,000,000/Euro 150,000,000, issued under, entitled to the benefits of and subject to the terms of an indenture (herein called the "Indenture") dated as of December 2, 1999, between the Company and Wilmington Trust Company, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, any Guarantors, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

          The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Notes and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

          Upon the occurrence of a Change of Control, subject to the terms of the Indenture, each Holder may require the Company to purchase such Holder's Notes in whole or in part in integral multiples of $1,000/Euro 1,000, at a purchase price in cash in an amount equal to 101% of the principal amount of such Notes or portion thereof, plus accrued and unpaid interest if any, to the date of purchase, pursuant to Change of Control Offer and in accordance with the procedures set forth in the Indenture.

          Under certain circumstances, subject to the terms of the Indenture, in the event the Net Cash Proceeds received by the Company from any Asset Sale, which proceeds are not used to repay any Pari Passu Indebtedness of the Company or any Subsidiary (including the repurchase of Notes) or which will be invested in Telecommunications Assets, exceeds a specified amount, the Company will be required to apply such proceeds by making an offer to purchase Notes and certain Indebtedness ranking pari passu in right of payment to the Notes.

          If an Event of Default shall occur and be continuing, the principal amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders and certain amendments which required the consent of all of the Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and any Guarantors and the rights of the Holders under the Indenture and the Notes and any Guarantees at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of at least a majority in aggregate principal amount of the Notes (100% of the Holders in certain circumstances) at the time Outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company and any Guarantors with certain provisions of the Indenture and the Notes and any Guarantees and certain past Defaults under the Indenture and the Notes and any Guarantees and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Notes (in the event such Guarantor or such other obligor is obligated to make payments in respect of the Notes), which is absolute and unconditional, to pay the principal of and interest on, this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York or in Luxembourg, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes, denominated in the same currency of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          Certificated securities shall be transferred to all beneficial holders in exchange for their beneficial interest in the U.S. Global Notes as the case may be, if, among other things, (a) the Depositary notifies the Company that it is unwilling or unable to continue as depository for such Global Note and a successor depository is not appointed by the Company within 120 days or (b) there shall have occurred and be continuing an Event of Default and the Registrar has received a request from the relevant Depositary. Upon any such issuance, the Trustee is required to register such certificated Notes in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof).

          Notes in certificated form are issuable only in registered form without coupons in denominations of $1,000/Euro 1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a differing authorized denomination, as requested by the Holder surrendering the same.

          At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, upon the written request of a Holder of a Restricted Note, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act to such Holder or to a prospective purchaser of such Note who such Holder informs the Company is reasonably believed to be a "Qualified Institutional Buyer" within the meaning of Rule 144A under the Securities Act, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act.

          No service charge shall be made for any registration of transfer or exchange of this note, except for any tax or other governmental charge that may be imposed in connection therewith, other than certain exchanges not involving a transfer as more fully set forth in the Indenture.

          Prior to due presentment of this Note for registration of transfer, the Company, any Guarantor, the Paying Agents, the Transfer Agents, the Registrar, the Trustee and any agent of the Company, the Paying Agents, the Transfer Agents, the Registrar, any Guarantor or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner of that note for all purposes, whether or not this Note is overdue, and neither the Company, any Guarantor, the Paying Agents, the Transfer Agents, the Registrar or the Trustee nor any such agent shall be affected by notice to the contrary.

          THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

          All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

                                                                               1
                                  APPENDIX I

                            FORM OF TRANSFER NOTICE

          FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.
(Please print or typewrite name and address including zip code of assignee)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company with full power of substitution in the premises. THE FOLLOWING PROVISION TO BE INCLUDED ON ALL CERTIFICATES FOR RESTRICTED NOTES. In connection with any transfer of this Note occurring prior to the date which is the earlier of the date of an effective Registration Statement or December 2, 2000, the undersigned confirms that without utilizing any general solicitation or general advertising that:

          Check One

          [_] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder or

          [_] (b) this Note is being transferred other than in accordance with clause (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture. If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.07 of the Indenture shall have been satisfied.

Date:


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:



If applicable, signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

TO BE COMPLETED BY PURCHASER IF CLAUSE (a) ABOVE IS CHECKED. The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE:  To be executed by an authorized signatory

                                  APPENDIX II

                         FORM OF TRANSFEREE CERTIFICATE

          I or we assign and transfer this Note to:

          Please insert social security or other identifying number of assignee



          Print or type name, address and zip code of assignee



and irrevocably appoint                                              Agent,
to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

Dated

Signed

          (Sign exactly as name appears on the other side of this Note)

If applicable, signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17 Ad-15